Exhibit 20.2

ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                     ARRAN2005

Arran Funding Limited - Series:              05-B

ABS - Credit Card - Bank, Closing Date:      December 15, 2005

As at:                                          November 15, 2006

                     RATING (S&P/Moodys/Fitch)       POOLFACTOR         PAY       NEXT PAY                       COUPON
TRANCHE   CURRENCY    ORIGINAL        CURRENT    ORIGINAL  CURRENT   FREQUENCY      DATE                BASIS               CURRENT
------------------------------------------------------------------------------------------------------------------------------------
Class A1     USD    AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%    Quarterly   15 Dec 2006  3 Mth $ LIBOR       + 0.05%   5.44000%
Class A2     EUR    AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%     Monthly    15 Dec 2006  1 Mth EURIBOR       + 0.09%   3.43700%
Class A3     GBP    AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%    Quarterly   15 Dec 2006  3 Mth (pound) LIBOR + 0.09%   5.12500%
Class B3     GBP       A/A1/A         A/A1/A       100%      100%    Quarterly   15 Dec 2006  3 Mth (pound) LIBOR + 0.26%   5.29500%
Class C1     USD     BBB/Baa2/NR    BBB/Baa2/NR    100%      100%    Quarterly   15 Dec 2006  3 Mth $ LIBOR       + 0.40%   5.79000%
Class C3     GBP     BBB/Baa2/NR    BBB/Baa2/NR    100%      100%    Quarterly   15 Dec 2006  3 Mth (pound) LIBOR + 0.46%   5.49500%

      Scheduled start of Controlled Accumulation Period:    1 June, 2009
      Expected maturity:                                    15 December, 2010
      Legal final maturity:                                 15 December, 2012
      Structure:                                            Sr/sub Seq Pay
      Tax Election:                                         Debt
      Amort. Type:                                          Soft Bullet
      Transferors:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
      Originators:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
      Servicer:                                             RBS Cards, a division of The Royal Bank of Scotland plc
      Trustee:                                              Bank of New York (The)
      Underwriter:                                          The Royal Bank of Scotland plc

Pool Performance

Month end           Gross       Expense    Gross Charge      Excess         Excess        Transferor Interest
                  Yield (%)    Rate (%)    Off Rate (%)    Spread (%)     Spread (%)        %           Min %
                                                                         Roll 1/4 Ave
Oct 31, 2006        20.51%        5.79%        8.66%          6.06%          5.24%         41.87%         6%
Sep 30, 2006        17.88%        5.93%        7.67%          4.28%          5.29%         38.17%         6%
Aug 31, 2006        19.12%        5.92%        7.81%          5.39%          6.08%         38.88%         6%
Jul 31, 2006        18.33%        5.33%        6.81%          6.19%          6.51%         39.76%         6%
Jun 30, 2006        18.97%        5.85%        6.46%          6.66%          6.41%         40.08%         6%
May 31, 2006        19.69%        5.67%        7.35%          6.68%          6.47%         41.07%         6%

The Excess Spread (%) for the Month Ended 31st October, 2006 has been revised following further reconciliation by the Servicer since 15th December, 2006 and accordingly differs from the 5.99% reported in the Monthly Servicer's Report issued by Arran Funding Limited in respect of the 15th December, 2006 Distribution Date.

The Excess Spread (%) Roll 1/4 Ave has been calculated based on the amounts set forth in this Monthly Servicer's Report under Excess Spread (%).

Delinquencies (Principal receivables which are 30 days or more past due)

                                        (% Pool)
                 -------------------------------------------------------
Month end           30-59 days   60-89 days   90-179 days   180+ days      Total
---------           ----------   ----------   -----------   ---------      -----

Oct 31, 2006           1.24%        0.95%        2.39%         3.48%       8.05%
Sep 30, 2006           1.26%        1.01%        2.43%         3.63%       8.34%
Aug 31, 2006           1.28%        0.98%        2.47%         3.50%       8.23%
Jul 31, 2006           1.28%        0.96%        2.48%         3.44%       8.16%
Jun 30, 2006           1.22%        0.97%        2.45%         3.39%       8.03%
May 31, 2006           1.24%        1.01%        2.35%         3.28%       7.88%

Payment Rate

                       Payments                               Pool balance
                  -------------------------------             ------------
Month End         Total ((pound)000)     Rate (%)              (pound)000

Oct 31, 2006          1,138,033           23.88%                5,063,743
Sep 30, 2006          1,033,824           21.48%                4,764,939
Aug 31, 2006          1,141,613           23.38%                4,812,820
Jul 31, 2006          1,099,658           22.39%                4,883,405
Jun 30, 2006          1,144,949           22.93%                4,911,036
May 31, 2006          1,202,916           23.90%                4,992,642

Average Actual Balance:               (pound)     1,030

Number of Accounts:                           4,918,063

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of November, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business